Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-238140) of Mersana Therapeutics, Inc. and in the related Prospectus,
(2)Registration Statement (Form S-8 No. 333-236775) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-230159) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan,
(4)Registration Statement (Form S-8 No. 333-222845) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan, and
(5)Registration Statement (Form S-8 No. 333-219388) pertaining to the Mersana Therapeutics, Inc. 2007 Stock Incentive Plan, as amended, the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan;
of our report dated February 26, 2021, with respect to the consolidated financial statements of Mersana Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Mersana Therapeutics, Inc. included in this Annual Report (Form 10-K) of Mersana Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 26, 2021